EXHIBIT 10.8

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Second Amendment

This second amendment (“Second Amendment”) is entered into and effective as of January 6th, 2011, by and between the University of Medicine and Dentistry of New Jersey (“UMDNJ”), a body corporate and politic of the State of New Jersey, having an office at 1 World’s Fair Drive, Somerset, NJ 08873, successor to The Public Health Research Institute of the City of New York, Inc., a not-for-profit research corporation of the State of New York, Inc., by virtue of an acquisition of assets completed in December 2006, and Oxford Immunotec Limited, an English company having offices at 94C Milton Park, Abingdon, Oxfordshire OX14 4RY, United Kingdom (“OXFORD IMMUNOTEC”). This Second Amendment amends the License Agreement having an effective date of June 30, 2006 by and between the Public Health Research Institute of The City of New York, Inc., a not-for-profit research corporation of the State of New York having offices at 225 Warren Street, Newark, New Jersey 07103, United States and OXFORD IMMUNOTEC (the “License Agreement”), as previously amended by the first amendment to the License Agreement effective July 1, 2009 (the “First Amendment”). As amended by both this Second Amendment and the First Amendment, the License Agreement is hereby referred to as the “Agreement”.

1. (a) UMDNJ represents and warrants that it is the successor to The Public Health Research Institute of the City of New York, Inc., a not-for-profit research corporation of the State of New York, Inc. as a result of the acquisition of assets of The Public Health Research Institute of the City of New York, Inc. by UMDNJ in December 2006, and that it is further the assignee of all the patent rights licensed by The Public Health Research Institute of the City of New York, Inc. to OXFORD IMMUNOTEC pursuant to the License Agreement.

(b) The parties acknowledge that the First Amendment improperly substituted PHRI Properties, Inc. as the assignee of The Public Health Research Institute of the City of New York, Inc., instead of UMDNJ. The parties further acknowledge that OXFORD IMMUNOTEC has been providing reports and payments to either The Public Health Research Institute of the City of New York, Inc., or PHRI Properties, Inc. since 2006 and not to UMDNJ. UMDNJ waives, on its behalf and on behalf of any predecessor in interest to its rights under this Agreement, any claims against OXFORD IMMUNOTEC for failure to timely and fully comply with the terms of the Agreement to the extent that OXFORD IMMUNOTEC made reports and payments to The Public Health Research Institute of the City of New York, Inc., or to PHRI Properties, Inc. rather than to UMDNJ.

(c) All references in the License Agreement or the First Amendment to PHRI or PHRI Properties shall hereafter mean UMDNJ and the term “UMDNJ Patent Rights” shall hereafter be substituted for “PHRI Patent Rights”.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. The first six lines of Section 1.16 of the Agreement are hereby deleted and replaced with the following language:

“Average Net Sales Price” shall apply to performance of a Licensed Assay utilizing a Licensed Product in a country or region (as specified below) when there are any Straight Sales of Licensed Products that are distributed to third parties in that country or region in a reporting period.

3. Section 4.4(a) of the Agreement is hereby modified by adding “or” at the end after the semi-colon; Section 4.4(b) of the Agreement is hereby modified by deleting the semi-colon and the word “or” at the end; Section 4.4(c) of the Agreement is hereby deleted in its entirety.

4. Section 6.4(c) of the Agreement is amended by adding the following sentence at the end of the Section:

Notwithstanding the foregoing, the overall liability cap for OXFORD IMMUNOTEC for calendar years 2010, 2011 and 2012 shall be $[***] for each of those calendar years.

5. Section 9 of the Agreement is deleted in its entirety and replaced with the following:

OXFORD IMMUNOTEC shall serve notice that the Licensed Product is covered by issued patents or patent applications which constitute the UMDNJ Patent Rights, but the notice shall not include any reference to UMDNJ or the license granted by this Agreement. OXFORD IMMUNOTEC may continue to use advertising and promotional literature for the marketing of Licensed Products which contain a reference to a license from The Public Health Research Institute until such time as existing supplies of such marketing materials are exhausted; provided, however, that OXFORD IMMUNOTEC must cease use of such material no later than the second anniversary of the date of this Second Amendment. OXFORD IMMUNOTEC agrees that it shall remove any reference to a license from The Public Health Research Institute from each of its package inserts for the Licensed Product on the next occasion that such package insert is submitted to regulatory authorities for approval of other changes to the insert. For purposes of this Section of the Agreement, package inserts shall not be considered advertising or promotional literature with a specific deadline for cessation of use.

6. Section 18.2 of the Agreement is amended to delete all text after the colon and replacing it with the following:

For UMDNJ

For financial matters, including the reporting of royalties:

Laura M. Schepps

Director, Finance and Administration

University of Medicine and Dentistry of New Jersey

Office of Patents and Licensing

1 World’s Fair Drive, Suite 2100

Somerset, NJ 08873

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

For all other matters:

Vincent A. Smeraglia

Director, Office of Patents and Licensing

University of Medicine and Dentistry of New Jersey

Office of Patents and Licensing

1 World’s Fair Drive, Suite 2100

Somerset, NJ 08873

For OXFORD IMMUNOTEC:

Oxford Immunotec Ltd.

94C Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

Attn.: Vice President, Finance and Administration

7. All remaining terms of the License Agreement and First Amendment not superseded or replaced in this Second Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, authorized representatives of each party hereto have duly executed this Second Amendment on the date(s) indicated below.

OXFORD IMMUNOTEC		UMDNJ

By	/s/ Peter Wrighton-Smith	By	/s/ Denise Mulkern

By	Dr. Peter Wrighton-Smith	By	Denise Mulkern

Title	CEO	Title	Sr. VP of Finance

Date	6th Jan 2011	Date	1/24/11

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